CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 33-53173) and related Prospectus of Health and Rehabilitation Properties Trust for the registration of $345,000,000 of debt securities, preferred shares of beneficial interest, common shares of beneficial interest and common share warrants and to the incorporation by reference therein of (a) our report dated February 11, 1994 with respect to the financial statements and schedules of Health and Rehabilitation Properties Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1993, (b) our report dated December 30, 1993 with respect to the consolidated financial statements and schedules of Greenery Rehabilitation Group, Inc. included in Greenery's Annual Report (Form 10-K) for the year ended September 30, 1993, and (c) our report dated March 4, 1994 with respect to the consolidated financial statements and schedules of GranCare, Inc. including in GranCare's Annual Report (Form 10-K) for the year ended December 31, 1993, all filed with the Securities and Exchange Commission.


                                   Ernst & Young


Boston, Massachusetts
June 1, 1994